UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

(860) 633-5565

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On April 27, 2021, Blue Star Foods Corp., a Delaware corporation (the “Company”) entered into a stock purchase agreement (the “SPA”) with Taste of BC Aquafarms Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“TOBC”), and Steve Atkinson and Janet Atkinson (the “Sellers”), the owners of all of the capital stock of TOBC (the “Shares”). Pursuant to the terms of the SPA, the Company will acquire all of the Shares from the Sellers for an aggregate purchase price of CAD$4,000,000 (the “Purchase Price”) to be paid to the Sellers at closing as follows: (i) CAD$1,000,000 in cash, pro rata with each Seller’s ownership of TOBC (ii) by the issuance to each Seller of a non-interest bearing promissory note in the aggregate principal amount of CAD$200,000, with a maturity date of November 30, 2021, with the principal amount of each note to be pro rata with each Seller’s ownership of TOBC, and secured by a Company guarantee and a general security agreement creating a security interest over certain assets of the Company, and (iii) by the issuance of CAD$2,800,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), calculated based on the volume weighted average price of a share of Common Stock on the OTC Markets from April 28, 2020 through the closing date (provided the price used to determine the number of shares is not be less than USD$2.00 or more than USD$2.30), with each Seller receiving Common Stock pro rata with each Seller’s ownership of TOBC. The Purchase Price is subject to adjustment based upon the amount of TOBC’s working capital on the closing date as determined in accordance with the SPA within 60 days after the closing. The closing and consummation of the transactions contemplated by the SPA is also subject to certain closing conditions and deliveries.

Loan Amendment

On April 28, 2021, the Company entered into a second loan amendment (the “Second Loan Amendment”) with Kenar Overseas Corp., a corporation registered in Panama, to extend the maturity date of a promissory note originally issued to Kenar on March 26, 2019, in the principal amount of $1,000,000 from March 31, 2021 to May 31, 2021. As of the date of this Report, the outstanding principal amount under the note is $872,500.

The foregoing descriptions of the SPA and Second Loan Agreement are qualified in their entirety by reference to the full text of the SPA and Second Loan Agreement, copies of which are attached hereto as Exhibit 10.44 and 10.45 and are incorporated herein in their entirety by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the Second Loan Amendment set forth under Item 1.01 (Entry into a Material Definitive Agreement) above, is incorporated by reference into this Item 2.03.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 29, 2021, the Company issued a press release announcing that it has filed an application to list its common stock on the Nasdaq Stock Market and to announce that it entered into the SPA.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Section 9.01 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.44	Stock Purchase Agreement, dated April 27, 2021, by and among the Company, Taste of BC Aquafarms Inc., and Steve Atkinson and Janet Atkinson

10.45	Second Loan Amendment, dated April 28, 2021, between the Company and Kenar Overseas Corp.

99.1	Press Release, dated April 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Dated: April 29, 2021	By:	/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer